Exhibit 22(i)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 18 to File No. 33-48220) of The Gabelli Money Market Funds of our report dated November 11, 2005, included in the 2005 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 27, 2006